IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE AST SPACEMOBILE, INC.) C.A. No. 2023-0202-LWW
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[PROPOSED] FINAL ORDER AND JUDGMENT

WHEREAS, this Court having reviewed the Verified Petition for Relief Pursuant to 8 *Del. C.* § 205 (the "Petition") filed by petitioner AST SpaceMobile, Inc., the Court having considered the factors in 8 *Del. C.* § 205(d), and for good cause having been shown,

IT IS HEREBY ORDERED this ___ day of __________, 2023, that:

1. The Share Increase Amendments and the New Certificate of Incorporation, including the filing and effectiveness thereof, are hereby validated and declared effective as of 1:04 p.m. (EST) on April 6, 2021.[1]

2. All shares of capital stock of the Company issued in reliance on the effectiveness of the New Certificate of Incorporation, including 51,729,704 shares of Class A Common Stock, 51,636,922 shares of New Class B Common Stock, and 78,163,078 shares of Class C Common Stock issued by the Company in connection with or after the Merger, are hereby validated and declared effective as of the date and time of the original issuance of such shares.

[1] Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Petition.

3. The above-captioned action is hereby CLOSED.

____
The Honorable Lori W. Will

This document constitutes a ruling of the court and should be treated as such.

Court:	DE Court of Chancery Civil Action
Judge:	Lori W. Will
File & Serve Transaction ID:	69325255
Current Date:	Mar 14, 2023
Case Number:	2023-0202-LWW
Case Name:	In Re AST SpaceMobile, Inc.

Court Authorizer Comments:

The petition is granted pursuant to Section 205(a) of the Delaware General Corporation Law for the reasons set forth in the court's March 14, 2023 bench ruling. See transcript; see also Opinion Regarding Section 205 Petition, In re Lordstown Motors Corp., 2023-0083-LWW (Del. Ch. Feb. 21, 2023) (setting forth reasoning for granting similar relief in a Section 205 action).

/s/ Judge Lori W. Will